Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-2 of SEG PARTNERS LONG/SHORT EQUITY FUND of our report dated March 26, 2025, relating to the financial statements of SEG PARTNERS LONG/SHORT EQUITY FUND, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

New York, New York

March 26, 2025